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                                                                   Exhibit 10.15

                                 SUB-SUBLEASE
                                 ------------

        THIS SUB-SUBLEASE is made this 2nd day of July 1998, by and between IT Corporation, a California corporation, hereinafter called "Sub-Sublessor," and US Digital Satellite, Inc. a Delaware corporation, hereinafter called "Sub-Sublessee."

                                   RECITALS
                                   --------

I. The American Association of Museums (Sublessor) and IT Corporation, a California corporation (Sublessee), entered into a sublease agreement, which for reference purposes is dated June 6, 1997, with respect to the premises known as 1575 Eye Street, NW, Suite 425, Washington, D.C. said sublease and amendments being hereinafter referred to as the "Master Sublease", a copy of which is attached hereto as Exhibit A and incorporated by reference.

II. Sub-Sublessor desires to sublease to Sub-Sublessee approximately 2,650 rentable square feet for twenty one (21) months and 14 days of the above-described property being subleased by Sub-Sublessor under the terms of the Master Sublease, a copy of which is attached hereto, and Sub-Sublessee desires to sublease such space from Sub-Sublessor.

        THEREFORE, Sub-Sublessor and Sub-Sublessee agree as follows:

        A.  Demise and Description of Property. Sub-Sublessor hereby subleases
            -----------------------------------
            to Sub-Sublessee, and Sublessee hereby hires from Sub-Sublessor, on and subject to the terms, conditions, and covenants hereinafter set forth, the property described above; hereinafter referred to as the "Subleased Premises", located at 1575 Eye Street, NW, Suite 425, Washington, D.C. as further described in the Master Sub-Sublease attached hereto.

        B.  Term.  The term of this sub-sublease shall be for a period of
            ----
            Twenty One (21) months and 14 days, commencing on September 1, 1998, and terminating on June 14, 2000, unless sooner terminated as outlined in the Master Sublease.

        C.  Rent.  Upon execution of this sub-sublease, Sub-Sublessee shall
            ----
            provide advance payment of the two (2) month's rent which includes a security deposit of one (1) months rent and the first months rent in advance. The rent is $4,858.33 per month full service, excluding any taxes based upon rent through July 31, 1998 and $5,004.08 per month thereafter to the termination of the Sub-Sublease on June 14, 2000. The following schedule shall be the rent which shall be paid directly to Sub-Subleaser.

            September 1, 1998 to July 31, 1999          $4,858.33 per month
            August 1, 1999 to June 14, 2000             $5,004.08 per month

        D.  Use of Premises.  The subleased premises shall be used by
            ---------------
            Sub-Sublessee for office and for uses normally incident thereto. No storage of any kind or hazardous materials will be allowed or any materials used in the subleased premises that would be environmentally dangerous to the subleased premises.

        E.  Obligations of Sublessee.
            ------------------------

            1. Sub-sublessee will be required to submit a security deposit of $4,858.33 due upon execution of this Sub-Sublease.

            2. Sub-Sublessee shall pay rent directly to Sub-Sublessor at IT Corporation, Accounts Payable, 2790 Mosaide Blvd., Martinsville, PA, 15148-2792.

            3. Sub-Sublessee will confine its operations to the designated office space and will not use any office space whether used or occupied by Sub-Sublessor, or other Tenant or Subtenant.

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        4. Sub-Sublessee will provide a Certificate of Insurance to evidence the following coverages: Workers Compensation/statutory coverage, Employers Liability/$2,00,000, Commercial or General Liability/$2,000,000, Automotive Liability/$2,000,000 and All Risk Property Insurance for replacement value for all of Sub.-Sublessee's property and improvements. Such insurance will provide a Waiver of Subrogation to Sub-Sublessor, and list the Sublessor and Sub-Sublessor as an Additional Insured on the Commercial or General Liability. Employers Liability and Automotive Liability policies. Such certificate must be sent to: Mr. Frank C. Rice, Vice President, IT Corporation, 2790 Mosside Blvd., Monroeville, Pennsylvania,
            15146, prior to the effective date of this Sub-Sublease and any occupancy of the premises in accordance with this Agreement. In the event that such insurance is canceled or discontinued, or a current certificate is not on file at the above-mentioned address, this Sub-Sublesse may be canceled at the sole discretion of Sub-Sublessor.

        5. Sub-Sublessee accepts the space in an "As IS, WHERE IS" condition, with all faults, except that Sub-Sublessor will permit the Sub-Subleased Premises with a color selected by Sub-Sublessee, subject to Sublessor's approval, shampoo the existing carpet, and

            (a) Sub-Sublessee covenants and agrees to pay the rent herein reserved, used the premises for the purpose hereinbefore stated, and to surrender the leased premises on expiration, or earlier termination, of the term hereof, in as good as condition as when received, reasonable wear and tear expected.

            (b) Sub-Sublessee agrees that it will protect and save and keep in Sublessor and Sub-Sublessor forever harmless and indemnified against, and from, any penalty or damage or changes imposed for any violation of any laws or ordinances, whether occassioned by the neglect Sub-Sublessee or those holding under Sub-Sublessee, and that Sub-Sublessee will, at all times, protect, indemnify, save and keep harmless the Sublessor and Sub-Sublessor against, and from, any and all loss, cost, damage or expense arising out of, or from, any accident or other occurrence on or about said premises, causing injury to any person or property whomsoever or whatsoever, and will protect, indemnify, save and keep harmless the Sublessor and Sub-Sublessor against and from any and all claims, and against, and from, any and all loss, cost or damage, or expense arising out of any failure of Sub-Sublessee in any respect to comply with and perform all of the requirements and provisions hereof. All of the above expect for any liability or damage caused by the negligence of Sub-Sublessee.

            (c) Sub-Sublessee will insure any personal property it maintains in the sub-subleased premises at replacement value with no more than a $5,000.00 deductible.

            (d) Sub-Sublessee will make a good faith effort to keep the subleased premises secure and in good, clean and orderly condition.

            (e) Sub-Sublessor will use it's reasonable efforts to assist Sub-Sublessee to obtain parking in the Building garage. Any such parking is at the Sub-Sublessee's expenses.

            (f) Sub-Sublessee will pay the direct costs associated with any additional HVAC required after customary billing operating hours as additional rent to the extent that such billing hours are clearly identified in the utility bill.

        F.  Other Provisions of Sub-Sublease.  All applicable forms and
            -------------------------------
            conditions of the Master Sublease are incorporated into and made a part of the Sub-Sublease as if Sub-Sublessor were Sublessor thereunder, Sub-Sublessee the Sublessee thereunder, and the Subleased







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                Premises the Master Sublease Premises, except for the following
                Master Sublease provisions:

                Sub-Sublessee assumes and agrees to perform the Sublessee's obligation under the Master Sublease during the Term to the extent that such obligations are applicable to the Sub-Subleased Premises, except that the obligation to pay rent to Sublessor under the Master Sublease shall be considered performed by Sub-Sublease to the extent and in the amount rent is paid to Sub-Sublessor in accordance with Section C. above of this Sub-Sublease. Sub-Sublessee shall not commit of suffer any act or omission that will violate any of the provisions of the Master Sublease. Sub-Sublessor shall exercise due diligence in attempting to cause Sublessor to perform its obligations under the Master Sublease for the benefit if Sub-Sublease. Section 12 (Pre-Occupancy Tenant Work) Section 58 (Financial Statements Rent Section 4 Deposits) Section 5 Term Section 2

           G.   Signage. The Sub-Sublessor will provide the Sub-Sublessee with
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                building standard suite signage in the building directory and at the suites entrance.

           H.   Master Sublessor Consent. This Sub-Sublease is subject to the
                ------------------------
                consent of the Master Sublessor, which shall be attached hereto, and is incorporated herein by reference. If the Master Sublessor does not consent, then the Sub-Sublease is terminated and both Parties are released from all obligations under this Sub-Sublease. Further, this Sub-Sublease shall be modified to incorporate any reasonable terms and conditions required by the Master Sublessor or Landlord to obtain such consent.

           I.   Severability and Survival of Covenants. If any provisions of
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                this Sub-Sublease shall be invalid under any law, it shall be inapplicable and deemed omitted, but the remaining provisions shall be given effect in accordance with the intent of the Sub-Sublease.

           J. This Sub-Sublease does not replace, negate, or otherwise invalidate the Sublease Agreement (Master Sublease) dates June 18, 1997 between IT Corporation and American Association of Museums, nor the Office Lease Agreement between 1575 Eye Street Associates and the American Association of Museums (Overlease). Sub-Sublessee acknowledges that it has received a copy of the referenced Master Sublease and Overlease, that it has reviewed both, and that it is familiar with the contents thereof.

Executed at Monroeville, PA and _________________, __ on the day and year first written above. Sublessee must notarize its signature.


SUB-SUBLESSOR:   ITS CORPORATION      SUB-SUBLESSEE:  US DIGITAL SATELLITE, INC.


Signature: /s/ Frank C. Rice          Signature: /s/ Philip Kernan
          ---------------------                 --------------------------------
Name:     Frank C. Rice               Name:     Philip Kernan
          ---------------------                 --------------------------------
Title:    Vice President              Title:    President
          ---------------------                 --------------------------------

                                                  (ATTACH NOTARY STATEMENT HERE)

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